Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report dated September 17, 2010 relating to the July 31, 2010 financial statements of Alternative Energy & Environmental Solutions, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 14, 2011